Exhibit 10.3

AGENCY RESIGNATION, APPOINTMENT,

ACCEPTANCE AND WAIVER AGREEMENT

This AGENCY RESIGNATION, APPOINTMENT, ACCEPTANCE AND WAIVER AGREEMENT, dated as of April 13, 2021 (this “Agreement”), is entered into among Wells Fargo Bank, National Association (“Wells Fargo”), as resigning Administrative Agent (as defined below) (in such capacity, the “Resigning Agent”), Wilmington Savings Fund Society, FSB (“WSFS”), as the successor Administrative Agent (as defined below), PREIT Associates, L.P., a Delaware limited partnership (“PREIT”), PREIT-RUBIN, INC., a Pennsylvania corporation (“PREIT-RUBIN”), Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust (the “Parent”; together with PREIT and PREIT-RUBIN, each individually, a “Borrower, and collectively, the “Borrower”) and those Lenders (as defined below) which are parties hereto (constituting Requisite Lenders under the Credit Agreement).  All signatories of this Agreement will be referred to jointly as the “Parties”.

RECITALS

WHEREAS, reference is made to that certain Second Lien Credit Agreement, dated as of December 10, 2020 (as amended by that certain First Amendment to Second Lien Credit Agreement dated as of February 8, 2021 by and among PREIT, PREIT-RUBIN, Parent, the Lenders party thereto and the Administrative Agent, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among PREIT, PREIT-RUBIN, the Parent, the lenders from time to time party thereto (the “Lenders”) and Wells Fargo, as administrative agent (in such capacity, and in its capacity as administrative agent under the other Loan Documents, the “Administrative Agent”).  Unless otherwise indicated, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement;

WHEREAS, reference is made to that certain Guaranty, dated as of December  10, 2020 (as amended, amended and restated, supplemented or otherwise modified through the date hereof, the “Guaranty”) entered into by the Guarantors party thereto in favor of the Administrative Agent, for its benefit and the benefit of the other Guarantied Parties;

WHEREAS, reference is made to that certain Collateral Agreement, dated as of December 10, 2020 (as amended, amended and restated, supplemented or otherwise modified through the date hereof, the “Collateral Agreement”), entered into by PREIT, PREIT-RUBIN, the Parent and certain Subsidiaries of the Borrower in favor of the Administrative Agent, for its benefit and the benefit of the Secured Parties;

WHEREAS, reference is made to that certain Pledge Agreement, dated as of December 10, 2020 (as amended, amended and restated, supplemented or otherwise modified through the date hereof, the “Pledge Agreement”) entered into by and among PREIT, PREIT-RUBIN, the Parent, certain Subsidiaries of the Borrower and the Administrative Agent, for its benefit and the benefit of the Lenders;

WHEREAS, reference is made to that certain Intercreditor Agreement, dated as of December 10, 2020 (as amended, amended and restated, supplemented or otherwise modified through the date hereof, the “Intercreditor Agreement”), by and among the Borrower, the Grantors party thereto, Well Fargo, as administrative agent, collateral agent and Representative (as defined therein) for the First Lien Secured Parties (as defined therein), Wells Fargo, as administrative agent, collateral agent and Representative (as defined therein) for the Second Lien Secured Parties (as defined therein), and each additional Senior Representative (as defined therein) and Second Priority Representative (as defined therein) from time to time party thereto;

WHEREAS, on February 10, 2021, in accordance with Section 11.8 of the Credit Agreement, the Resigning Agent provided written notice to the Borrower and the Lenders of its resignation as the Administrative Agent under the Credit Agreement, the Guaranty, the Collateral Agreement, the Pledge Agreement and the other Loan Documents;

WHEREAS, the Lenders signatory hereto constitute the Requisite Lenders under the Credit Agreement and, pursuant to Section 11.8 of the Credit Agreement, the Requisite Lenders desire to appoint WSFS to act as the Administrative Agent under the Credit Agreement, the Guaranty, the Collateral Agreement, the Pledge Agreement and the other Loan Documents (in such capacities, the “Successor Agent”); and

WHEREAS, the Successor Agent has agreed to accept its appointment and to serve as the Administrative Agent.

NOW, THEREFORE, the Parties agree with regard to each of the following:

1.Resignation of Resigning Agent. On the Effective Date (as defined in Section 14) and without any further act or deed on the part of the Resigning Agent, any of the parties to the Credit Agreement, the Requisite Lenders or any other Person, the Resigning Agent shall be discharged from its duties and obligations as Administrative Agent under the Credit Agreement and the other Loan Documents, other than its duties and obligations under Section 12.9 of the Credit Agreement; provided, that the provisions of Article XI and Sections 12.2 and 12.10 of the Credit Agreement (as they exist on the date hereof and without giving effect to any amendment, waiver or other future modification thereto that is in any manner adverse to the Resigning Agent or its Affiliates) shall continue in effect for the benefit of the Resigning Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while the Resigning Agent was acting as Administrative Agent under the Credit Agreement and the other Loan Documents.

2.Appointment of Successor Agent; Acceptance of Appointment by Successor Agent. Effective as of the Effective Date, (a) the Requisite Lenders hereby appoint, in accordance with Section 11.8 of the Credit Agreement, the Successor Agent as the Administrative Agent under the Credit Agreement, the Guaranty, the Collateral Agreement, the Pledge Agreement and the other Loan Documents, (b) the Successor Agent hereby accepts its appointment as the Administrative Agent under the Credit Agreement, the Guaranty, the Collateral Agreement, the Pledge Agreement and the other Loan Documents; and (c) the Successor Agent, as the Administrative Agent shall succeed to, and be vested with, all of the rights, powers, privileges and duties of the Resigning Agent (other than any rights to indemnity payments owed to the Resigning Agent) under the Credit Agreement, the Guaranty, the Collateral Agreement, the Pledge Agreement and the other Loan Documents.

3.Borrower Acknowledgment. The Borrower hereby acknowledges and consents to the appointment of the Successor Agent as the “Administrative Agent” under the Credit Agreement, the Guaranty, the Collateral Agreement, the Pledge Agreement and the other Loan Documents.

4.Resignation Effective Date. Each of the Borrower and the Requisite Lenders acknowledges and agrees that the effective date of resignation of the Resigning Agent shall be the Effective Date for all purposes under the Credit Agreement and the other Loan Documents.

5.Delineation of Responsibilities.

(a)The Parties agree that neither Wells Fargo, in its individual capacity and in its capacity as the Resigning Agent, nor any of its Affiliates, shall bear any responsibility or liability for any actions taken or omitted to be taken by the Successor Agent from and after the Effective Date pursuant to this Agreement, the Credit Agreement or the other Loan Documents or any of the transactions contemplated thereby.

(b)The Parties (other than the Resigning Agent) agree that WSFS, in its individual capacity and in its capacity as the Successor Agent, shall bear no responsibility or liability for any actions taken or omitted to be taken by Wells Fargo, in its capacity as the Resigning Agent pursuant to this Agreement, the Credit Agreement or the other Loan Documents or the transactions contemplated thereby.

(c)The Resigning Agent agrees, at the Borrower’s expense, to execute and deliver such instruments (including, for the avoidance of doubt, the Perfection and Assignment Documents (as defined below)) as may be prepared by the Borrower (or its designee) and/or by the Successor Agent (or its designee) and are in form and substance reasonably satisfactory to the Borrower and, as applicable, the Resigning Agent, and shall do such other things as the Successor Agent may reasonably request so as to more fully and certainly vest and confer upon the Successor Agent the rights, powers, privileges and duties described in Section 2 above.  It is understood and agreed that the Resigning Agent shall not be required to take any action or exercise any right, power or privilege (including, without limitation, the exercise of any rights or remedies) under the Loan Documents unless expressly and reasonably requested in writing by the Successor Agent.  The Resigning Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person.  The Resigning Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon.  The Resigning Agent may, at the Borrower’s expense, consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.  Notwithstanding the foregoing, the Resigning Agent shall be reasonably satisfied that the delivery of any information requested of it would not breach any confidentiality restrictions binding on it and, provided further, that nothing in this paragraph shall require the Resigning Agent to incur any expenses or liabilities for which it would not be entitled to reimbursement or indemnification under this Agreement or the Loan Documents.

6.Covenants of Successor Agent. The Successor Agent agrees to be bound by the provisions of the Credit Agreement and the other Loan Documents and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as the Successor Agent.

7.Intercreditor Agreement.  The Successor Agent acknowledges and agrees that it shall hereby be vested with all the rights and obligations of the “Second Lien Administrative Agent” under, and shall be bound by the terms of, the Intercreditor Agreement in its capacity as administrative agent and collateral agent for the holders of the Second Lien Obligations (as defined in the Intercreditor Agreement).  The Successor Agent shall constitute the “Second Lien Administrative Agent” under (and as defined in) the Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the lien and security interest granted to the Resigning Agent, as resigning Second Lien Administrative Agent (as defined in the Intercreditor Agreement) or the Successor Agent, as successor Second Lien Administrative Agent (as defined in the Intercreditor Agreement) for the benefit of the secured parties hereunder, pursuant to this Agreement and the exercise of any right or remedy by the Second Lien Administrative Agent (as defined in the Intercreditor Agreement) and the other secured parties hereunder are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Agreement, the provisions of the Intercreditor Agreement shall control.

8.Perfection and Assignment of Collateral Documents.  The Successor Agent hereby appoints the Resigning Agent as its agent (in such capacity, the “Sub-Agent”) solely for the purpose of perfecting and continuing the perfection of the Successor Agent’s Liens in that part of the Collateral that is in the possession or control of the Resigning Agent (or in the possession or control of its agents or bailees), or is the subject of any perfection instruments in favor of the Resigning Agent or other agreements or documents pertaining to the Collateral in favor of the Resigning Agent (such Collateral, the “Pledged Collateral”) until the Perfection Date.  Wells Fargo hereby accepts such appointment as the Sub-Agent; provided however, that with respect to each Loan Document, Wells Fargo shall only act as Sub-Agent until such time as the Successor Agent is substituted thereunder (whether by operation of law, or by subsequent amendment, assignment, filing or other instrument) or, in the case of any possessory Collateral held by Wells Fargo after the Effective Date, until the Perfection Date.   Notwithstanding anything herein to the contrary, the Sub-Agent agrees to continue to hold collateral security on behalf of the Secured Parties pursuant to the Loan Documents until such time as the Perfection and Assignment Documents (as defined below), including those set forth on Schedule I hereto, have been executed, delivered and, as applicable, recorded (the “Perfection Date”).  Without limiting the generality of the foregoing, any and all references to “Wells Fargo Bank, National Association” on any publicly filed document, to the extent such filing relates to Liens and security interests assigned to the Successor Agent for the benefit of the Secured Parties hereby and until the Perfection Date, with respect to such Liens and security interests, constitute a reference to “Wells Fargo Bank, National Association” as the Sub-Agent hereunder and the nominee and collateral representative of the Successor Agent.  It is understood that neither the Resigning Agent nor Sub-Agent shall have any duties or responsibilities to the Successor Agent, any Lender or the Loan Parties except as expressly provided herein.  All of such Liens and security interests in the Pledged Collateral shall in all respects be continuing and in effect following execution and delivery of this Agreement and are hereby ratified and reaffirmed by the Loan Parties.  Each of the Lenders acknowledge and agree that the Successor Agent shall have no obligation for (a) perfecting, maintaining, monitoring, preserving or protecting the security interest or Lien granted under the Credit Agreement, any other Loan Document, or any agreement instrument contemplated hereby or thereby; (b) the filing, re-filing, recording, re-recording, or continuing of any document, financing statement, mortgage, assignment, notice, instrument of further assurance, or other instrument in any public office at any time or times; or (c) providing, maintaining, monitoring, or preserving insurance on or the payment of taxes with respect to any Collateral.

9.Perfection and Assignment Documents.  The Resigning Agent agrees to (i)(A) execute and deliver such instruments as may be prepared by the Successor Agent or its designee and are in form and substance reasonably satisfactory to the Resigning Agent and the Successor Agent, and (B) do such other things as the Successor Agent may reasonably request, in each case, so as to more fully and certainly vest and confirm upon the Successor Agent the rights, powers, privileges, obligations, duties and protections described in Section 2 hereof, and (ii)(A) assign or otherwise transfer to the Successor Agent all (1) UCC financing statements and (2) other perfection documentation (including, without limitation, an assignment of record of all publicly recorded perfection instruments), in each case, (x) with respect to liens encumbering the Collateral securing the Obligations and (y) pursuant to such instruments as may be prepared by the Successor Agent or its designee in form and substance reasonably satisfactory to the Resigning Agent and the Successor Agent and (B) physically deliver to the Successor Agent all possessory Pledged Collateral, if any, held by the Resigning Agent with respect to liens encumbering the Pledged Collateral securing the Obligations.  All of the instruments and documentation described in this Section 9 (collectively, the “Perfection and Assignment Documents”) shall be prepared and (if applicable) recorded publicly, at the sole cost and expense of the Loan Parties.

10.Further Assurances; Expenses.  Each of the Loan Parties agrees (i) to promptly take such action, as may be reasonably requested in writing by the Successor Agent, as is necessary to carry out the intent of this Agreement, including, without limitation, the execution and delivery of any

Perfection and Assignment Document that are in form and substance reasonably satisfactory to the Borrower and (ii) that each of the Resigning Agent and the Successor Agent shall promptly receive from the Borrower all reasonable and documented out-of-pocket fees, costs and expenses of the Resigning Agent and the Successor Agent, as applicable (but limited in the case of legal fees, costs and expenses to all reasonable and documented out-of-pocket legal fees, costs and expenses of one counsel for each of the Resigning Agent and the Successor Agent) in connection with (x) the preparation, execution, and delivery of this Agreement and the Perfection and Assignment Documents, and (y) the filing and/or recordation of the Perfection and Assignment Documents.

11.Definition of Administrative Agent in Credit Agreement and other Loan Documents. The Parties hereby further agree and acknowledge that, from and after the Effective Date, (a) the Successor Agent shall be, and shall be deemed to be, the “Administrative Agent” under the Credit Agreement and the other Loan Documents and (b) the Successors Agent’s only role under the Credit Agreement and the other Loan Documents is that of Administrative Agent and nothing herein shall be construed to deem the Successor Agent a Lender under the Credit Agreement, or to impose on the Successor Agent actions, duties or obligations of Lenders thereunder (including any obligation to fund Loans).  In furtherance of the foregoing, all defined terms referencing or appointing the Resigning Agent as Administrative Agent in the Credit Agreement or the other Loan Documents shall be deemed amended from and after the Effective Date to reference the Successor Agent as the Administrative Agent.

12.Payments. Notwithstanding any other provision herein or in any other Loan Documents to the contrary, on and after the Effective Date, all payments of principal, interest, fees and other Obligations payable by the Borrower under the Loan Documents to the Administrative Agent shall be payable to the Successor Agent, as and when such amounts become due and payable pursuant to the Loan Documents.  In the event that, after the Effective Date, the Resigning Agent receives any payment or any other amount owing to any Lender or the Successor Agent under the Credit Agreement or any other Loan Document, or receives any instrument, agreement, report, financial statement, insurance policy, notice or other document, the Resigning Agent agrees to promptly forward the same to the Successor Agent and to hold the same in trust for the Successor Agent until so forwarded.  The Parties hereto agree that any provision of any of the Loan Documents directing the Loan Parties to make payment to the Resigning Agent shall be hereby amended to direct the Loan Parties to make payment to the account designated by the Successor Agent to the Borrower from time to time.

13.Amendments to Credit Agreement.

(a)Effective as of the Effective Date, the Loan Parties, the Requisite Lenders and the Successor Agent hereby agree that the Credit Agreement shall be amended as follows:

(i)The following defined terms in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety as follows:

“Fee Letter” means that certain fee letter dated as of April 13, 2021, by and among the Parent, PREIT, PREIT-RUBIN and WSFS and each other fee letter entered into with an Arranger in connection with the facilities under this Agreement.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New

York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from two (2) Federal Funds brokers of recognized standing selected by the Administrative Agent. If the Federal Funds Rate determined as provided above would be less than zero, the Federal Funds Rate shall be deemed to be zero.

“LIBOR” means, with respect to any LIBOR Loan for any Interest Period, the rate of interest obtained by dividing (i) the rate of interest per annum determined on the basis of the rate as set by the ICE Benchmark Administration (“ICE”) (or the successor thereto if ICE is no longer making such rate available) for deposits in Dollars for a period equal to the applicable Interest Period as published on the applicable Bloomberg screen page (or any applicable successor page) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period by (ii) a percentage equal to 1 minus the Eurodollar Reserve Percentage. If, for any reason, the rate referred to in the preceding clause (i) does not appear on the applicable Bloomberg screen page (or any applicable successor page), then the rate to be used for such clause (i) shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period. Any change in the maximum rate of reserves described in the preceding clause (ii) shall result in a change in LIBOR on the date on which such change in such maximum rate becomes effective. Notwithstanding the foregoing, (i) in no event shall LIBOR be less than 0.50%, and (ii) if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBOR, then “LIBOR” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has become effective pursuant to Exhibit N.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Principal Office” means the office of the Administrative Agent located at 500 Delaware Avenue, Wilmington, DE 19801, or any other subsequent office that the Administrative Agent shall have specified by written notice to the Borrower and the Lenders as the Principal Office referred to herein, to which payments due are to be made and at which Loans will be disbursed.”

(ii)Sections 4.2(a) and 4.2(b) of the Credit Agreement are hereby amended by deleting the respective references to the parenthetical “(or such shorter period as may be acceptable to the Administrative Agent in its sole discretion)”.

(iii)Section 11.4 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Each Titled Agent, as a Lender or as a Specified Derivatives Provider, as the case may be, shall have the same rights and powers under this Agreement and any other Loan Document and under any Specified Derivatives Contract, as the case may be, as any other Lender or Specified Derivatives Provider and may exercise the same as though it were not a Titled Agent, as the case may be; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include a Titled Agent, in each case, in its individual capacity. The Titled Agents and their respective Affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with any Borrower, any other Loan Party or any other Affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders or any other Specified Derivatives Providers. Further, the Titled Agents and their respective Affiliates may each accept fees and other consideration from the Borrower for services in connection with this Agreement or any other Specified Derivatives Contract, or otherwise without having to account for the same to the Issuing Banks, the other Lenders or any other Specified Derivatives Providers.  The Issuing Banks and the Lenders acknowledge that, pursuant to such activities, the Titled Agents and their respective Affiliates may receive information regarding the Borrower, other Loan Parties, other Subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Titled Agents and their respective Affiliates shall be under no obligation to provide such information to them.”

14.Conditions to Effectiveness. This Agreement shall be effective as of the date hereof (the “Effective Date”), which is the date on which (i) the Resigning Agent and the Successor Agent shall have received this Agreement, executed and delivered by a duly authorized officer of the Resigning Agent, the Successor Agent, the Requisite Lenders and the Borrower, (ii) the Successor Agent shall have received a counterpart of the Successor Agent Fee Letter (defined below) duly executed by the Borrower and the Successor Agent and (iii) each of the Resigning Agent and the Successor Agent have received from Borrower all reasonable and documented out-of-pocket fees, costs and expenses of such parties or their Affiliates invoiced at least one (1) Business Day prior to the Effective Date, in each case, in connection with (x) the preparation, execution, and delivery of this Agreement and the Perfection and Assignment Documents, and (y) the filing and/or recordation the Perfection and Assignment Documents.  Until such date, the Resigning Agent shall continue to have full authority to act as Administrative Agent in accordance with the terms of the Credit Agreement and the other Loan Documents.

15.Representations and Warranties of the Resigning Agent. The Resigning Agent hereby represents and warrants the following to the Successor Agent:

(a)Loan Status.  Schedule II sets out the outstanding principal amount of, and accrued interest payable on, the Loans as of the Effective Date;

(b)Current Lenders.  Schedule III sets forth, based on the Register, as of the Effective Date, a schedule of the Lenders and the outstanding balances owing to each such Lender under the Credit Agreement.

(c)Documents.  Schedule IV is a list of the material Loan Documents delivered to the Successor Agent as of the Effective Date.  There are no amendments, supplements, waivers or consents to the Loan Documents to the knowledge of the Resigning Agent in the possession of the Resigning Agent except as set forth on Schedule IV;

(d)Authority.  The Resigning Agent is duly authorized to execute and perform its obligations under this Agreement;  and

(e)Possessory Pledged Collateral.  Schedule I hereto sets forth all of the possessory Pledged Collateral (including, without limitation, all stock certificates and promissory notes), if any, held by the Resigning Agent for the benefit of the Lenders.

16.Representations and Warranties of the Lenders.  Each Lender signatory hereto represents and warrants to the Successor Agent and to the Resigning Agent that, as of the Effective Date, all information pertaining to such Lender set forth on Schedule III hereof is true and correct.

17.Representations and Warranties of the Loan Parties. As of the Effective Date, the Borrower hereby represents and warrants the following to each other Party hereto:

(i)this Agreement has been duly authorized, executed and delivered by the Borrower and is a legal, valid, and binding agreement of the Borrower, enforceable according to its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(ii)the Borrower has full power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill its obligations hereunder and to consummate the transactions contemplated hereby; and

(iii)the execution, delivery and performance by the Borrower of this Agreement does not violate or conflict with its organizational or governance documents or any agreement or other document binding on it or to which its properties are subject.

18.Successor Agent Fees and Expenses.  On the Effective Date, the Successor Agent shall be entitled to those fees and expenses set forth in that certain Fee Letter dated as of the date hereof between the Borrower and the Successor Agent (as amended, amended and restated, supplemented or otherwise modified through the date hereof, the “Successor Agent Fee Letter”) in accordance with the terms thereof and all references to “Fee Letter” in the Credit Agreement and the other Loan Documents shall be deemed to refer to the Successor Agent Fee Letter.  In addition, commencing on the Effective Date, the Resigning Agent shall cease to be entitled to receive the fees payable to it in its capacity as administrative agent and collateral agent pursuant to the Fee Letter (as defined in the Credit Agreement prior to giving effect to this Agreement) and the Fee Letter (as defined in the Credit Agreement prior to giving effect to this Agreement) is terminated and of no further force or effect; provided, that the Resigning Agent shall remain entitled to receive any unpaid fees, expenses and other amounts that have accrued as of the Effective Date and are owed by the Borrower to it in its capacity as administrative agent and as the collateral agent pursuant to the Fee Letter (as defined in the Credit Agreement prior to giving effect to this Agreement).  Notwithstanding anything contained in this Section 18 (including, for the avoidance of doubt, the proviso in the immediately preceding sentence), the Resigning Agent hereby agrees to pay the Borrower a pro rata refund of the most recent annual administrative fee paid by the Borrower to the Resigning Agent pursuant to the Fee Letter (as defined in the Credit Agreement prior to giving effect to this Amendment) for the remaining days of the year on which such fee is based which have not yet elapsed.

19.Miscellaneous.

(a)Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(b)Continuing Effect; No Other Waivers or Amendments. Except to the extent expressly set forth herein, this Agreement shall not constitute an amendment to or waiver of any provision of the Credit Agreement or the other Loan Documents and shall not be construed as a consent to any action on the part of the Borrower that would require an amendment, waiver or consent of any Lender. Except to the extent expressly set forth herein, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with their terms. This Agreement shall be considered a Loan Document.  After the Effective Date, the provisions of Article XI and Sections 12.2 and 12.10 of the Credit Agreement (as they exist on the date hereof and without giving effect to any amendment, waiver or other future modification thereto that is in any manner adverse to the Resigning Agent or its Affiliates) shall inure to the benefit of the Resigning Agent and its Affiliates as to any actions taken or omitted to be taken while it was Administrative Agent under the Credit Agreement and the other Loan Documents.  The Resigning Agent and its Affiliates shall retain all claims and rights to indemnification under the Credit Agreement and the other Loan Documents for acts, omissions, events or circumstances occurring or existing on or prior to the Effective Date in its capacity as Resigning Agent under the Credit Agreement and the other Loan Documents.

(c)Notice. The following address is to be used for purposes of communications to the Successor Agent pursuant to the Credit Agreement and the other Loan Documents:

Address:	Wilmington Savings Fund Society, FSB
500 Delaware Avenue
Wilmington, DE 19801
Attn: Patrick Healy
Email: AdminAgencyMO@wsfsbank.com

(d)Counterparts. This Agreement may be executed in any number of separate counterparts by the Parties (including via electronic mail in “.pdf” or “.tif” format), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

(e)GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH LAWS OF THE STATE OF NEW YORK, UNITED STATES AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, SHALL HAVE EXCLUSIVE JURISDICTION OVER ANY DISPUTE HEREUNDER TO WHICH JURISDICTION THE PARTIES HERETO SUBMIT.

(f)Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or to be taken into consideration in interpreting, this Agreement.

(g)Successors and Assigns; Lenders Bound. This Agreement shall be binding upon, and inure to the benefit of, the Parties, the other Lenders and their respective successors and permitted assigns. Without limiting the foregoing, each reference in this Agreement to the undersigned Lenders (including as parties hereto) shall be deemed to be a reference to such Lenders individually and on behalf of all Lenders.

(h)WAIVERS. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19(h).

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Resigning Agent

By:	/s/ Brandon H. Barry
Name:	Brandon H. Barry
Title:	Director

[Signature Page to Agency Resignation, Appointment, Acceptance and Waiver Agreement –

Second Lien Credit Agreement]

WILMINGTON SAVINGS FUND SOCIETY, FSB,
as Successor Agent

By:	/s/ Raye Goldsborough
Name:	Raye Goldsborough
Title:	Vice President

[Signature Page to Agency Resignation, Appointment, Acceptance and Waiver Agreement –

Second Lien Credit Agreement]

PREIT ASSOCIATES, L.P.

By:	Pennsylvania Real Estate Investment Trust,
its general partner

	By:	/s/ Andrew Ioannou
	Name:	Andrew Ioannou
	Title:	Executive Vice President, Finance &
Acquisitions and Treasurer

PREIT-RUBIN, INC.

By:	/s/ Andrew Ioannou
Name:	Andrew Ioannou
Title:	Executive Vice President, Finance &
Acquisitions and Treasurer

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

By:	/s/ Andrew Ioannou
Name:	Andrew Ioannou
Title:	Executive Vice President, Finance &
Acquisitions and Treasurer

[Signature Page to Agency Resignation, Appointment, Acceptance and Waiver Agreement –

Second Lien Credit Agreement]

REQUISITE LENDERS:

DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH,
as Lender

By:	/s/ Howard Lee
Name:	Howard Lee
Title:	Assistant Vice President

By:	/s/ Hoi Yeun Chin
Name:	Hoi Yeun Chin
Title:	Assistant Vice President

[Signature Page to Agency Resignation, Appointment, Acceptance and Waiver Agreement –

Second Lien Credit Agreement]

REQUISITE LENDERS:

Bank of America N.A., as Lender

By:	/s/ Lauren Lountzis
Name:	Lauren Lountzis
Title:	Officer

[Signature Page to Agency Resignation, Appointment, Acceptance and Waiver Agreement –

Second Lien Credit Agreement]

REQUISITE LENDERS:

Nut Tree Drawdown Master Fund, LP
Nut Tree Master Fund, LP., as Lender

By:	/s/ Jed Nussbaum
Name:	Jed Nussbaum
Title:	Managing Partner

[Signature Page to Agency Resignation, Appointment, Acceptance and Waiver Agreement –

Second Lien Credit Agreement]

REQUISITE LENDERS:

REDWOOD MASTER FUND, LTD.
By: Redwood Capital Management, LLC, its Investment Manager
as Lender

By:	/s/ Ruben Kliksberg
Name:	Ruben Kliksberg
Title:	Chief Executive Officer

[Signature Page to Agency Resignation, Appointment, Acceptance and Waiver Agreement –

Second Lien Credit Agreement]

REQUISITE LENDERS:

REDWOOD DRAWDOWN MASTER FUND II, L.P.
By: Redwood Capital Management, LLC, its Investment Manager
as Lender

By:	/s/ Ruben Kliksberg
Name:	Ruben Kliksberg
Title:	Chief Executive Officer

[Signature Page to Agency Resignation, Appointment, Acceptance and Waiver Agreement –

Second Lien Credit Agreement]

SCHEDULE I

Possessory Pledged Collateral

None.

SCHEDULE II

Loan Status

Term Loans:

Outstanding principal amount of Loans:	$546,701,514.79
Accrued interest for the Interest Period beginning March 10, 2021 (one month LIBOR interest period):	$2,839,810.65
Current interest rate:	8.50%

***All amounts provided as of the close of business on March 31, 2021)***

SCHEDULE III

Current Lenders

Lender	MEI	Actual Amount	% of Global
Wells Fargo Bank, National Association	US1L058422	$ 9,102,280.96	1.664945260577%
Bank of America, N.A.	US1L009318	$ 17,324,245.25	3.168867248640%
Citicorp North America Inc	US1L021594	$ 28,638,961.90	5.238500557475%
Citizens Bank, NA f/k/a RBS Citizens NA	US1L116139	$ 97,168,744.16	17.773637264811%
Deutsche Bank AG * Cayman Islands	DE1L157170	$ 76,034,117.21	13.907793403354%
MUFG Union Bank NA	US1L329203	$ 60,295,494.35	11.028960542237%
Nut Tree Drawdown Master Fund, LP	KY0M006255	$ 5,209,648.87	0.952923803769%
Nut Tree Master Fund, LP	KY0M0039B5	$ 29,521,343.67	5.399901568105%
PNC Bank, National Association	US1L014409	$ 59,566,714.09	10.895655577776%
Redwood Drawdown Master Fund II LP	KY0M005D00	$ 50,034,507.05	9.152070315594%
Redwood Master Fund, Ltd.	KY1L014424	$ 113,805,457.28	20.816744457662%
TOTAL:		$ 546,701,514.79	100.000000000000%

SCHEDULE IV

Loan Documents

1.

Second Lien Credit Agreement, dated as of December 10, 2020, by and among PREIT, PREIT-RUBIN, the Parent, the lenders from time to time party thereto and Wells Fargo, as Administrative Agent for itself and the Secured Parties.

2.	First Amendment to Second Lien Credit Agreement dated as of February 8, 2021 by and among PREIT, PREIT-RUBIN, Parent, the Lenders party thereto and the Administrative Agent.

3.	Guaranty, dated as of December 10, 2020 entered into by the Guarantors party thereto in favor of the Administrative Agent, for its benefit and the benefit of the other Guarantied Parties.

4.

Collateral Agreement, dated as of December 10, 2020 entered into by PREIT, PREIT-RUBIN, the Parent and certain Subsidiaries of the Borrower in favor of the Administrative Agent, for its benefit and the benefit of the Secured Parties.

5.

Pledge Agreement, dated as of December 10, 2020, by and among PREIT, PREIT-RUBIN, the Parent, certain Subsidiaries of the Borrower and the Administrative Agent, for its benefit and the benefit of the Lenders.

6.

Intercreditor Agreement, dated as of December 10, 2020, among the Borrower, the other Grantors party thereto, Well Fargo, as administrative agent, collateral agent and Representative (as defined therein) for the First Lien Secured Parties (as defined therein), Wells Fargo, as administrative agent, collateral agent and Representative (as defined therein) for the Second Lien Secured Parties (as defined therein), and each additional Senior Representative (as defined therein) and Second Priority Representative (as defined therein) from time to time party thereto.

7.

Second Lien Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing given by PR Prince George’s Plaza, LLC, a Delaware limited liability company, in favor of Samuel M. Shiel, Esq. as trustee, for the benefit of Administrative Agent and the Lenders covering certain real property located in the City of Hyattsville, Prince Georges County, Maryland and more particularly described in the Prince Georges Security Instrument.

8.

Second Lien Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing given by PR Valley Limited Partnership, a Pennsylvania limited partnership, PR Valley Anchor-M Limited Partnership, a Pennsylvania limited partnership, and PR Valley Anchor-S, LLC, a Maryland limited liability company, in favor of Samuel M. Shiel, Esq. as trustee, for the benefit of Administrative Agent and the Lenders covering certain real property located in the City of Hagerstown, Washington County, Maryland and more particularly described in the Valley Mall Security Instrument.

9.

Second Lien Deed of Trust, Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing given by PR Jacksonville Limited Partnership, a Pennsylvania limited partnership, in favor of TRSTE, Inc., a Virginia corporation, as trustee, for the benefit of Administrative Agent and the Lenders covering certain real property located in the City of Jacksonville, Onslow County, North Carolina and more particularly described in the Jacksonville Security Instrument.

10.	Second Lien Fee and Leasehold Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing by PR Magnolia LLC, a Delaware limited liability company, in favor of Administrative Agent and the Lender covering certain real property located in the City of Florence, Florence County, South Carolina and more particularly described in the Magnolia Security Instrument.

11.

Second Lien Credit Line Fee and Leasehold Deed of Trust, Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing given by PR Springfield Town Center LLC, a Delaware limited liability company, in favor of TRSTE, Inc., a Virginia corporation, as trustee, for the benefit of Administrative Agent and the Lenders covering certain real property located in Fairfax County, Virginia and more particularly described in the Springfield Security Instrument.

12.

Second Lien Mortgage of Real Property, Security Agreement of Personal Property, Assignment of Rents and Profits and Fixtures Financing Statement given by PR Valley View OP-DSG/CEC, LLC, a Delaware limited liability company, in favor of Administrative Agent and the Lenders covering certain real property located in the City of La Crosse, La Crosse County, Wisconsin and more particularly described in the Valley View Security Instrument.

13.

Second Lien Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing given by Bala Cynwyd Associates, L.P., a Pennsylvania limited partnership, in favor of Administrative Agent and the Lenders covering certain real property located in the Township of Cherry Hill, Camden County, New Jersey and more particularly described in the Cherry Hill Security Instrument.

14.

Second Lien Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing given by Moorestown Mall LLC, a Delaware limited liability company, PR Moorestown Anchor-L&T, LLC, a New Jersey limited liability company, and PR Moorestown Anchor-M, LLC, a New Jersey limited liability company, in favor of Administrative Agent and the Lenders covering certain real property located in the Township of Moorestown, Burlington County, New Jersey and more particularly described in the Moorestown Security Instrument.

15.

Second Lien Open End Mortgage, Assignment of Leases and Rents, Security Instrument and Fixture Filing given by PR Exton Square Property L.P., a Delaware limited partnership, and PR Exton Outparcel Limited Partnership, a Pennsylvania limited partnership, in favor of Administrative Agent and the Lenders covering certain real property located in the Township of West Whiteland, Chester County, Pennsylvania and more particularly described in the Exton Security Instrument.

16.

Second Lien Open End Fee and Leasehold Mortgage, Assignment of Leases and Rents, Security Instrument and Fixture Filing given by PR CC Limited Partnership, a Pennsylvania limited partnership, and PR Capital City Limited Partnership, a Pennsylvania limited partnership, in favor of Administrative Agent and the Lenders covering certain real property located in the City of Camp Hill, Cumberland County, Pennsylvania and more particularly described in the Capital City Security Instrument.

17.

Second Lien Open End Fee and Leasehold Mortgage, Assignment of Leases and Rents, Security Instrument and Fixture Filing given by PR Plymouth Anchor-M, L.P., a Delaware limited partnership, PR Plymouth Meeting Limited Partnership, a Pennsylvania limited partnership, Plymouth Ground Associates LP, a Pennsylvania limited partnership, and PR AEKI Plymouth, L.P., a Delaware limited partnership, in favor of Administrative Agent and the Lenders covering certain real property located in the City of Plymouth Meeting, Montgomery County, Pennsylvania and more particularly described in the Plymouth Security Instrument.

18.

Amended and Restated Deposit Account Control Agreement (Springing Agreement) by and among PREIT Associates, L.P., PNC Bank, the Administrative Agent, as first lien agent and the Agent, as second lien agent (Account Name: PREIT Associates, LP Disbursement Acct., Acct. #4260634331).

19.

Amended and Restated Deposit Account Control Agreement (Springing Agreement) by and among PREIT Associates, L.P., PNC Bank, the Administrative Agent, as first lien agent and the Agent, as second lien agent (Account Name: PALP Concentration Acct., Acct. #4227691457).

20.

Amended and Restated Deposit Account Control Agreement (Springing Agreement) by and among PREIT Associates, L.P., PNC Bank, the Administrative Agent, as first lien agent and the Agent, as second lien agent (Account Name: Jacksonville Ops. Acct., Acct. #4228210555).

21.

Amended and Restated Deposit Account Control Agreement (Springing Agreement) by and among PREIT Associates, L.P., PNC Bank, the Administrative Agent, as first lien agent and the Agent, as second lien agent (Account Name: Valley Ops Acct, Acct. #4228312025).

22.

Amended and Restated Deposit Account Control Agreement (Springing Agreement) by and among Bala Cynwyd Associates LP, PNC Bank, the Administrative Agent, as first lien agent and the Agent, as second lien agent (Account Name: One Cherry Hill Ops. Acct., Acct. #4228459895).

23.

Amended and Restated Deposit Account Control Agreement (Springing Agreement) by and among PR Capital City Limited Partnership, PNC Bank, the Administrative Agent, as first lien agent and the Agent, as second lien agent (Account Name: Capital City Ops. Acct., Acct. #4228274479).

24.

Amended and Restated Deposit Account Control Agreement (Springing Agreement) by and among PR Exton Square Property, L.P., PNC Bank, the Administrative Agent, as first lien agent and the Agent, as second lien agent (Account Name: Exton Ops. Acct., Acct. #4227688004).

25.

Amended and Restated Deposit Account Control Agreement (Springing Agreement) by and among PR Magnolia LLC, PNC Bank, the Agent, as first lien agent and the Administrative Agent, as second lien agent (Account Name: Magnolia Mall Ops. Acct., Acct. #4227691422).

26.

Amended and Restated Deposit Account Control Agreement (Springing Agreement) by and among Moorestown Mall LLC, PNC Bank, the Agent, as first lien agent and the Administrative Agent, as second lien agent (Account Name: Moorestown Ops., Acct. #4227688012).

27.

Amended and Restated Deposit Account Control Agreement (Springing Agreement) by and among PR Plymouth Meeting Limited Partnership, PNC Bank, the Agent, as first lien agent and the Administrative Agent, as second lien agent (Account Name: Plymouth Meeting Ops. Acct., Acct. #4227691107).

28.

Amended and Restated Deposit Account Control Agreement (Springing Agreement) by and among PR Prince George’s Plaza, LLC, PNC Bank, the Administrative Agent, as first lien agent and the Agent, as second lien agent (Account Name: M@PG Ops. Acct, Acct. #4228317715).

29.

Amended and Restated Deposit Account Control Agreement (Springing Agreement) by and among PR Springfield Town Center LLC, PNC Bank, the Agent, as first lien agent and the Administrative Agent, as second lien agent (Account Name: PR Springfield Town Center LLC, Acct. #4007809409).

NAI-1516759453v2